UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 30, 2007

PERVASIVE SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23043	74-2693793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12365 Riata Trace Parkway

Building B, Austin, Texas 78727

(Address of principal executive offices, including zip code)

(512) 231-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 30, 2007, Pervasive Software Inc.’s Board of Directors amended Article VI, Sections 1 and 4 of Pervasive’s Bylaws in order to enable Pervasive to comply with Nasdaq Stock Market Marketplace Rule 4350(1) (the “Direct Registration Rule”). The Direct Registration Rule requires Nasdaq-listed securities to be eligible for a direct registration program operated by a clearing agency registered under Section 17A of the Exchange Act on and after January 1, 2008. A direct registration program is a system for book-entry ownership of stock or other securities, in which shares are owned, recorded and transferred electronically without issuance of a physical share certificate. Because Pervasive’s Bylaws previously required that each Pervasive shareholder was entitled to a physical share certificate, Pervasive’s Board of Directors determined that, in order for Pervasive to be able to comply with the Direct Registration Rule, it was necessary and appropriate to amend Pervasive’s Bylaws to provide Pervasive the authority to have uncertificated shares.

Article VI, Section 1 of Pervasive’s Bylaws was amended and restated to provide that the Board of Directors may provide by resolution that some or all of any or all of classes or series of Pervasive’s stock may be represented by uncertificated shares, and such a resolution would not apply to shares represented by a certificate until it is surrendered. Article VI, Section 4 was amended to provide that a transfer of stock will require physical surrender of a certificate only if such stock is certificated since in the future shares may be issued in uncertificated form.

The foregoing description is qualified in its entirety by the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.01 to this report, and which is incorporated by reference into this description.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.01	Amended and Restated Bylaws of Pervasive Software Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIVE SOFTWARE INC.

	By:	/s/ Randy Jonkers
Randy Jonkers
Chief Financial Officer

Date: September 6, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.01	Amended and Restated Bylaws of Pervasive Software Inc.